UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2012

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On September 28, 2012, Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our” or “us”) issued to each of 125 separate investors the following: 99 Class A shares of common stock, 99 Class W shares of common stock and 99 Class I shares of common stock. The purchase price for all shares was $6.74 per share. In aggregate, the Company issued 37,125 shares for $250,222.50. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

The equity securities described above were offered through H&L Equities, LLC, a registered broker dealer and an affiliate of REIT Funding, LLC. With respect to these equity securities, we paid a fee of approximately $16,402 to REIT Funding, LLC (and reimbursed REIT Funding, LLC for certain expenses). From this fee, REIT Funding, LLC paid a brokerage commission of approximately $12,511 to H&L Equities, LLC.

Item 8.01	Other Events.

Recent Pricing Information (unaudited)

Below is the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures, for each business day from September 1 to September 30, 2012, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares ):

Date	NAV per Share
	Class E	Class A	Class W	Class I
September 4, 2012	$6.67	$6.67	$6.67	$6.67
September 5, 2012	$6.67	$6.67	$6.67	$6.67
September 6, 2012	$6.67	$6.67	$6.67	$6.67
September 7, 2012	$6.67	$6.67	$6.67	$6.67
September 10, 2012	$6.63	$6.63	$6.63	$6.63
September 11, 2012	$6.63	$6.63	$6.63	$6.63
September 12, 2012	$6.63	$6.63	$6.63	$6.63
September 13, 2012	$6.63	$6.63	$6.63	$6.63
September 14, 2012	$6.63	$6.63	$6.63	$6.63
September 17, 2012	$6.63	$6.63	$6.63	$6.63
September 18, 2012	$6.63	$6.63	$6.63	$6.63
September 19, 2012	$6.63	$6.63	$6.63	$6.63
September 20, 2012	$6.63	$6.63	$6.63	$6.63
September 21, 2012	$6.63	$6.63	$6.63	$6.63
September 24, 2012	$6.63	$6.63	$6.63	$6.63
September 25, 2012	$6.63	$6.63	$6.63	$6.63
September 26, 2012	$6.64	$6.64	$6.64	$6.64
September 27, 2012	$6.64	$6.64	$6.64	$6.64
September 28, 2012	$6.64	$6.64	$6.64	$6.64

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

October 1, 2012

	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

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